UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2023

Universal Stainless & Alloy Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39467	25-1724540
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 Mayer Street, Bridgeville, Pennsylvania	15017
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (412) 257-7600

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐         Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐         Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	USAP	The NASDAQ Stock Market, LLC
Preferred Stock Purchase Rights	NA	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2023, Dennis M. Oates informed Universal Stainless & Alloy Products, Inc. (the “Company”) that he would conclude his service as the Company’s President and Chief Executive Officer as of November 1, 2023 (the “Effective Date”). Mr. Oates will remain as a member of the Company’s Board of Directors (the “Board”) and, effective as of the Effective Date, will assume the role of Executive Chairman/Director. In his capacity as Executive Chairman/Director, Mr. Oates will receive from the Company the same salary and benefits that Mr. Oates received immediately prior to the Effective Date, subject to any later modification by the Compensation Committee of the Board.

Also on October 24, 2023, the Board appointed Christopher M. Zimmer President and Chief Executive Officer effective, November 1, 2023. Mr. Zimmer [50] is currently the Company’s Executive Vice President and Chief Operating Officer and has been in that role since April 3, 2023. Prior to that Mr. Zimmer served as the Company’s Executive Vice President and Chief Commercial Officer since 2014. Mr. Zimmer served as the Company’s Vice President of Sales and Marketing from 2008 to 2014. Mr. Zimmer also previously served as Vice President of Sales and Marketing for Schmoltz+Bickenback USA from 1995 to 2008 and previously held positions of increasing responsibility, including inside sales, Commercial Manager – stainless bar, General Manager – nickel alloy products and National Sales Manager.

Pursuant to the terms of an Offer Letter from the Company, dated October 24, 2023 and accepted by Mr. Zimmer on October 24, 2023 (the “Zimmer Offer Letter”), Mr. Zimmer will receive as of the Effective Date an initial annual base salary of $450,000.00 per year. Mr. Zimmer also will participate in benefit plans or programs generally offered by the Company to salaried employees. Mr. Zimmer is eligible for variable compensation in 2023 targeted at 100 % of his base salary. In addition, Mr. Zimmer received a grant of 10,000 restricted stock units which vest on the fourth anniversary of the grant date. Except as set forth in the Offer Letter, the terms of the Employment Agreement, dated as of April 21, 2008 (the “Zimmer Employment Agreement”), between the Company and Mr. Zimmer remain in effect. The foregoing is a not a complete discussion of the Zimmer Offer Letter or the Zimmer Employment Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Zimmer Offer Letter and the Zimmer Employment Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

In connection with Mr. Zimmer’s appointment as President and Chief Executive Officer of the Company, the Board expanded the size of the Board to six members and appointed Mr. Zimmer to serve as a director of the Company effective as of the Effective Date.

On October 25, 2023, the Company issued a press release regarding the matters described above. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Offer Letter, dated October 24, 2023, between Universal Stainless & Alloy Products, Inc. and Christopher M. Zimmer.

10.2
Employment Agreement dated April 21, 2008, between Universal Stainless & Alloy Products, Inc. and Christopher M. Zimmer (incorporated herein by reference to Exhibit 10.7 to Universal Stainless & Alloy Products, Inc.’s Annual Report on Form 10-K for its fiscal year ended December 31, 2010).

99.1	Press Release dated October 25, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:	/s/ John J. Arminas
John J. Arminas
Vice President, General Counsel and Secretary

Dated: October 25, 2023